Exhibit 99.1

WESTERN GAS RESOURCES, INC.
ANNOUNCES ITS INTENT TO RESTATE ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004
AND ITS FORM 10-Q FOR THE FIRST AND SECOND QUARTERS OF 2005

DENVER, November 21, 2005.  Western Gas Resources, Inc. (“Western” or the “Company”) (NYSE:WGR) today announced that its management and its audit committee have completed the previously announced review of the accounting treatment of the Company’s gas storage and gas transportation contracts and determined that these contracts do not meet the definition of a derivative under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”). Accordingly, the Company will restate its audited financial statements for the years from 2001 through 2004 and its unaudited financial statements for the first two quarters of 2005 as well as all three quarters of 2004.

The adjustments arising from the change in treatment of the gas storage and gas transportation contracts are non-cash changes in mark-to-market valuations and will not affect cash flow before working capital adjustments or cash flow from operating activities. While the impact of this change on a quarterly or annual period may be material; over time, the total earnings from the transactions utilizing storage and transportation capacity will not change. Accordingly, while the earnings in individual periods change, Total equity at December 31, 2004 after the restatements is expected to be $684.8 million as compared to the originally reported amount of $682.0 million.  Further, Total equity at September 30, 2005 after the restatements is expected to be $720.1 million as compared to the originally reported amount of $783.4 million; this difference will be eliminated through earnings in future quarters.

Upon adoption of FAS 133 in 2001, the Company analyzed its storage and transportation contracts in detail, and determined that these contracts had the characteristics of a derivative as described in FAS 133.  The treatment of these contracts as derivatives has been consistently applied to these contracts since adoption as reflected in our audited and unaudited financial statements.  On November 8, 2005, after the release of the Company’s third quarter 2005 results and prior to the filing of the Form 10-Q for the quarter ended September 30, 2005, it came to the Company’s attention that these contracts may not meet the definition of a derivative. After a detailed review of the contracts and the market for those contracts, the Company determined that these contracts do not meet the definition of a derivative as required under FAS 133, specifically as it relates to the net settlement provisions.

Historically, the non-cash mark-to-market valuation by the Company of these contracts as derivatives effectively offset non-cash mark-to-market changes to the future sale derivatives for stored or transported natural gas.  Without this offsetting valuation, the non-cash mark-to-market of these economic hedges of the sale of gas will fluctuate through earnings with changes in market prices. As the stored or transported natural gas is sold and the future sale derivatives are settled, the Company will realize the benefit of the storage and transportation transactions through earnings.  For future transactions, the Company will consider various alternatives to minimize the earnings volatility from these economic hedges including utilizing hedge accounting.

The expected unaudited impact of the restatement for each of the years ended December 31, 2001 through 2004 is as follows (amounts in thousands, except per share calculations):

	Year Ended December 31,
	2001		2002		2003		2004
	As	As	As	As	As	As	As	As
	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
Total revenues	$3,353,162	$3,363,659	$2,489,698	$2,464,105	$2,874,010	$2,879,951	$3,069,713	$3,083,168
Income before taxes	152,126	162,623	80,703	55,110	144,536	150,477	183,268	196,723
Net income	95,637	102,249	50,589	34,330	84,219	88,061	119,215	127,759
Earnings per share-assuming dilution	1.24	1.33	0.62	0.37	1.13	1.18	1.61	1.73
Cash flow before working capital adjustments	$173,506	$173,506	$161,071	$161,071	$215,666	$215,666	$278,927	$278,927
Current assets	365,963	364,563	370,940	354,420	387,303	377,010	523,476	521,130
Total assets	1,267,942	1,264,139	1,302,144	1,285,540	1,460,524	1,450,231	1,840,112	1,837,397
Current liabilities	305,173	291,114	332,771	331,263	358,981	357,843	475,947	469,169
Total liabilities	794,590	784,174	819,076	812,119	898,015	893,527	1,158,084	1,152,630
Total equity	$473,352	$479,965	$483,068	$473,421	$562,509	$556,704	$682,028	$684,767

The expected unaudited impact of the restatement for each of the quarters ended March 31, June 30 and September 30, 2004 and 2005 is as follows (amounts in thousands, except per share calculations):

	Quarter Ended,
	March 31, 2004		June 30, 2004		September 30, 2004
	As	As	As	As	As	As
	Reported	Restated	Reported	Restated	Reported	Restated
Total revenues	$771,216	$779,680	$726,303	$725,838	$718,255	$693,679
Income before taxes	38,382	46,846	26,591	26,126	55,511	30,935
Net income	29,088	34,434	13,975	13,649	35,118	19,465
Earnings per share-assuming dilution	0.39	0.48	0.19	0.18	0.47	0.26
Cash flow before working capital adjustments	$60,925	$60,925	$55,113	$55,113	$68,689	$68,689
Current assets	329,552	327,853	389,047	386,571	397,184	372,157
Total assets	1,425,393	1,423,694	1,499,837	1,497,361	1,553,926	1,528,899
Current liabilities	378,811	377,808	388,937	387,910	361,503	362,542
Total liabilities	837,029	835,789	901,749	900,058	922,633	914,044
Total equity	$588,364	$587,905	$598,088	$597,303	$631,293	$614,855

	Quarter Ended,
	March 31, 2005		June 30, 2005		September 30, 2005
	As	As	As	As	As	As
	Reported	Restated	Reported	Restated	Reported *	Revised *
Total revenues	$854,315	$834,107	$861,196	$868,026	$1,052,123	$962,317
Income before taxes	51,342	31,134	52,668	59,498	105,531	15,725
Net income	32,628	19,706	33,318	37,629	67,678	10,278
Earnings per share-assuming dilution	0.43	0.26	0.44	0.50	0.88	0.14
Cash flow before working capital adjustments	$80,620	$80,620	$73,402	$73,402	$111,110	$111,110
Current assets	473,357	455,334	458,331	447,169	851,165	746,648
Total assets	1,875,677	1,857,542	1,918,055	1,906,894	2,393,383	2,288,867
Current liabilities	480,818	478,591	436,308	434,225	746,651	741,018
Total liabilities	1,171,952	1,163,999	1,179,825	1,174,535	1,610,009	1,568,763
Total equity	$703,725	$693,543	$738,230	$732,359	$783,374	$720,104

* Information for the quarter ended September 30, 2005 is as reported in the earnings release dated November 8, 2005.  Until the Form 10-Q for the quarter ended September 30, 2005 is filed, the results for the third quarter of 2005 may also be adjusted for any revisions to estimates used in preparing the earnings release or for new information that affects the third quarter results.

The unaudited, expected amounts presented in the tables above may be adjusted until the restated financial statements are filed. The audit committee has discussed the proposed restatements with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”).  Western will file the amended reports, together with its Quarterly Report on Form 10-Q for the period ended September 30, 2005 as soon as practicable.  The audit committee has determined that the previously filed financial statements should not be relied upon.

The guidance set forth in Auditing Standard No. 2 (“AS2”) of the Public Company Accounting Oversight Board states that restatement of previously issued financial statements to reflect the correction of a misstatement should be regarded as a strong indicator that a material weakness in internal control over financial reporting exists.  In the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005, the Company concluded that the Company’s internal controls over financial reporting were effective as of December 31, 2004.  As described herein, the Company identified a material weakness in internal control over financial reporting with respect to the correct application of FAS 133 as it applies to the net settlement provision in relation to storage and transportation contracts. As a result, the Company has concluded that Management’s Report on Internal Control Over Financial Reporting set forth on page 73 of the Company’s 2004 Annual Report should be restated and should no longer be relied upon. The Company has not yet completed its analysis of the impact, if any, of the aforementioned issue with these derivatives on the Company’s other internal controls over financial reporting.  The Company has discussed this conclusion with its audit committee and PWC. The Company will provide the plan of remediation in its restated Form 10-K for the year ended December 31, 2004.

Western has received waivers from lenders under its revolving credit facility and master shelf agreement to extend the date of delivery of its unaudited financial statements and compliance certificates for the third quarter of 2005 to December 14, 2005.  The Company does not anticipate any violations of financial covenants as a result of these adjustments.

Update to Operational Guidance.  The results of operations for the quarters ended March 31, June 30 and September 30, 2005 were affected by fluctuations in commodity prices.  The price fluctuations in the third quarter were more significant primarily as a consequence of hurricane damage in the Gulf of Mexico.  Assuming the prices on November 18, 2005 and the settlement date of the economic hedges of the future sales of stored or transported natural gas, the Company anticipates that of the $57.4 million decrease in net income in the third quarter of 2005 as shown above, approximately $37.4 million of the non-cash reduction in Net income for the quarter ended September 30, 2005 will be reported as an increase in Net income in the fourth quarter of 2005, and approximately $19.0 million will be reflected as an increase in Net income in the first quarter of 2006.  These amounts, however, are estimates and will fluctuate as commodity prices change.

Company Description.  Western is an independent natural gas explorer, producer, gatherer, processor, transporter and energy marketer.  The Company’s producing properties are located primarily in Wyoming, including the developing Powder River Basin coal bed methane play, where Western is a leading acreage holder and producer, and the rapidly growing Pinedale Anticline.  The Company also owns and operates natural gas gathering, processing and treating facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent and West Texas regions of the United States.  For additional Company information, visit Western’s web site at www.westerngas.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding financial results, absence of changes in commodity prices, compliance with financial covenants to the Company’s lenders and the timing of filing of the above referenced amended reports and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005.  Although the Company believes that its expectations are based on reasonable assumptions, Western can give no assurances that its projections are accurate.  These statements are subject to a number of risks and uncertainties, which may cause actual results to differ materially.  These risks and uncertainties include, among other things, the nature of the Company’s derivative contracts, commodity prices, the finalization of the financial statements for the indicated periods, the time required to restate financial information and complete amended and as yet unfiled required reports and other factors as discussed in the Company’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

Investor Contact:	Ron Wirth, Director of Investor Relations
(800) 933-5603 or (303) 252-6090
e-mail: rwirth@westerngas.com

Reconciliation of Net Income to Cash Flow before Working Capital Adjustments:

(Dollars in thousands)

	2001		2002		2003		2004
	As	As	As	As	As	As	As	As
	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
Net Income	$95,637	$102,249	$50,589	$34,330	$84,219	$88,061	$119,215	$127,759
Add income items that do not affect operating cash flows:
Depreciation, depletion and amortization	64,162	64,162	77,005	77,005	73,906	73,906	95,536	95,536
Deferred income taxes	42,815	46,700	19,614	10,280	49,326	51,425	66,289	71,200
Distributions (less than) equity income, net	(29)	(29)	(2,906)	(2,906)	1,076	1,076	127	127
(Gain) loss on sale of assets	(10,748)	(10,748)	948	948	(156)	(156)	1,288	1,288
Non-cash change in fair value of derivatives	(19,906)	(30,403)	13,788	39,381	(1,235)	(7,176)	(1,572)	(15,027)
Compensation expense from common stock options and restricted stock	170	170	224	224	376	376	646	646
Foreign currency translation adjustments	476	476	283	283	1,238	1,238	816	816
Cumulative effect of changes in accounting principles	—	—	—	—	6,724	6,724	(4,714)	(4,714)
Other non-cash items, net	929	929	1,526	1,526	192	192	1,296	1,296
Cash flow before working capital adjustments	$173,506	$173,506	$161,071	$161,071	$215,666	$215,666	$278,927	$278,927

Reconciliation of Net Income to Cash Flow before Working Capital Adjustments:

(Dollars in thousands)

	Quarter ended
	March 31, 2005		June 30, 2005		September 30, 2005
	As	As	As	As	As	As
	Reported	Restated	Reported	Restated	Reported	Revised
Net Income	$32,628	$19,706	$33,318	$37,629	$67,678	$10,278
Add income items that do not affect operating cash flows:
Depreciation, depletion and amortization	29,078	29,078	30,799	30,799	32,462	32,462
Deferred income taxes	11,364	4,078	13,178	15,697	24,039	(8,367)
Distributions (less than) equity income, net	(279)	(279)	(264)	(264)	(2,118)	(2,118)
(Gain) loss on sale of assets	28	28	(1)	(1)	187	187
Non-cash change in fair value of derivatives	8,469	28,677	(4,233)	(11,063)	(15,062)	74,744
Compensation expense from common stock options and restricted stock	273	273	653	653	1,754	1,754
Foreign currency translation adjustments	(2,271)	(2,271)	(239)	(239)	1,303	1,303
Cumulative effect of changes in accounting principles
Other non-cash items, net	1,330	1,330	191	191	867	867
Cash flow before working capital adjustments	$80,620	$80,620	$73,402	$73,402	$111,110	$111,110

Reconciliation of Net Income to Cash Flow before Working Capital Adjustments:

(Dollars in thousands)

	Quarter ended
	March 31, 2004		June 30, 2004		September 30, 2004
	As	As	As	As	As	As
	Reported	Restated	Reported	Restated	Reported	Restated
Net Income	$29,088	$34,434	$13,975	$13,649	$35,118	$19,465
Add income items that do not affect operating cash flows:
Depreciation, depletion and amortization	22,626	22,626	22,348	22,348	22,039	22,039
Deferred income taxes	10,465	13,583	13,624	13,485	18,444	9,521
Distributions (less than) equity income, net	(1,460)	(1,460)	1,795	1,795	(1,077)	(1,077)
(Gain) loss on sale of assets	—	—	1,639	1,639	(230)	(230)
Non-cash change in fair value of derivatives	6,219	(2,245)	(1,523)	(1,058)	(6,859)	17,717
Compensation expense from common stock options and restricted stock	181	181	295	295	6	6
Foreign currency translation adjustments	(1,528)	(1,528)	424	424	1,248	1,248
Cumulative effect of changes in accounting principles	(4,714)	(4,714)	—	—	—	—
Other non-cash items, net	48	48	2,536	2,536	—	—
Cash flow before working capital adjustments	$60,925	$60,925	$55,113	$55,113	$68,689	$68,689

Cash Flow before Working Capital Adjustments is not a measure determined pursuant to generally accepted accounting principles, or GAAP, nor is it an alternative to GAAP income.  The Company is presenting this information, as it is an important measure of financial performance used by equity analysts.